Exhibit 10.18

                                                       As Amended
                                                December 15, 1994


                         UAL CORPORATION
                         1992 STOCK PLAN
                      FOR OUTSIDE DIRECTORS


1.   Purpose.

     The purposes of the Plan are to attract and retain outstanding individuals as outside directors of the Company, to compensate them for their contributions to the growth and profits of the Company and its subsidiaries and to encourage ownership by them of shares of Common Stock of the Company.

2.  Definitions.

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Committee" shall mean the Compensation Committee of the Board, selected by and serving at the pleasure of the Board.

     (c) "Shares" shall mean shares of the common stock of the Company, par value $0.01 per share.

     (d)  "Company" shall mean UAL Corporation.

     (e) "Outside Director" shall mean a director of the Company who, on the applicable Date of Award, is not an employee of the Company or a subsidiary of the Company.

     (f) "Date of Award" shall mean the date on which Shares are granted to Outside Directors pursuant to Section 3(a) hereof.

     (g) "Plan" shall mean the UAL Corporation 1992 Stock Plan for Outside Directors.

     (h) "Recipient" shall mean an Outside Director of the Company to whom Shares are granted pursuant to the Plan.

3.   Shares Available Under the Plan.

     (a) Each Outside Director shall be granted 100 Shares on July 1, 1992 and shall be granted 100 Shares on the first business day of January in each subsequent year commencing with the year 1993; provided, however, that with respect to the year 1995 only, such grant of 100 Shares shall occur on the first business day of the month of February.

     (b) An aggregate of 20,000 Shares will be available for grant under the Plan. Such Shares, which shall be treasury shares, shall be credited to a Share reserve. Upon the grant of Shares hereunder, said reserve shall be reduced by the number of Shares so granted.

     (c) In the event of any stock dividend, stock split, recapitalization, or merger, consolidation, or reorganization in which the Company is the survivor, appropriate adjustments shall be made in the aggregate number and kind of Shares which may be granted under the Plan. Such adjustments shall be made by the Committee. In determining what adjustment, if any, is appropriate, the Committee may rely on the advice of independent counsel and the accountants of the Company, and the determination of the Committee shall be final. No fractional Shares of stock shall be granted or authorized by any such adjustment.

4.   Administration.

     To the extent necessary, the Committee shall administer the Plan and it shall have the power to (1) construe and interpret the provisions of the Plan, (2) to prescribe, amend and rescind such rules and regulations as it deems necessary for the proper administration of the Plan, and (3) to take such action in connection with administering the Plan as it deems necessary or advisable. All determinations by the Committee in carrying out, administering or construing this Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

5.   Limitations.

     (a) Except as provided herein, no person shall at any time have any right to receive a grant of Shares hereunder.

     (b) Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained as a member of the Board.

     (c) Except for Shares actually delivered under the Plan, the Plan constitutes only an unfunded, unsecured promise of the Company to make payments or awards to Outside Directors (or other persons) or deliver Shares in the future in accordance with the terms of the Plan.

6.   Deferral of Share Awards.

     Subject to the terms and conditions of the Plan, each Outside Director, by filing a written "Share Deferral Election" with the Committee in accordance with uniform and nondiscriminatory rules adopted by the Committee, may elect to defer the receipt of all or any portion of the Shares which are otherwise to be granted to him or her pursuant to Section 3(a) until the Distribution Date. The "Distribution Date" shall be the date specified by the Outside Director in his or her Share Deferral Election or, if no such date is specified, the first business day in January of the year following the date on which the Outside Director ceases to be a director of the Company for any reason. An Outside Director's Share Deferral Election shall be effective with respect to grants otherwise to be made to him or her pursuant to Section 3(a) after the last day of the calendar year in which such election is filed with the Committee (or for grants to be made in calendar year 1995, after the date the election is filed with the Committee if it is filed with the Committee no later than January 5, 1995); provided, however, that by notice filed with the Committee in accordance with uniform and nondiscriminatory rules established by it, an Outside Director may terminate or modify any Share Deferral Election as to grants to be made after the last day of the calendar year in which such notice is filed with the Committee. An Outside Director may modify the Distribution Date only by filing notice with the Committee at least one year prior thereto; provided, however, that the Committee may, in its sole discretion, after considering all pertinent facts and circumstances, approve a change to the Distribution Date which is requested by an Outside Director less than one year prior thereto.

7.   Crediting and Adjustment of Share Deferrals.

     The amount of any Shares deferred by an Outside Director pursuant to a Share Deferral Election ("Share Deferral") shall be credited to a bookkeeping account maintained by the Company in the name of the Outside Director (the "Share Unit Account"). An Outside Director's Share Unit Account shall be adjusted as follows:

     (a) As of the date on which Shares would be granted to the Outside Director pursuant to Section 3(a) but for his or her Share Deferral Election, the Share Unit Account shall be credited with a number of share units ("Share Units") equal to the number of Shares that would have been granted to the Outside Director as of such date but for his or her Share Deferral Election.

     (b) As of the date on which Shares are distributed to the Outside Director in accordance with Section 8 below, the Share
Unit Account shall be charged with an equal number of Share
Units.

     (c) As of the record date for any dividend paid on Shares, the Share Unit Account shall be credited with that number of additional Share Units or fractions thereof which is equal to the number obtained by multiplying the number of Share Units then credited to the Share Unit Account by the amount of the cash dividend or the fair market value (as determined by the Board) of any dividend in kind payable on a Share, and dividing that product by the then Fair Market Value (as defined below) of a Share.

     In the event of any merger, consolidation, reorganization, recapitalization, spinoff, rights offering, stock split, reverse stock split, exchange or other exchange or other change in the corporate structure or capitalization of the Company affecting the Shares, each Outside Director's Share Unit Account shall be equitably adjusted in such manner as the Committee shall determine in its sole judgment.

     The "Fair Market Value" of a Share on any date shall be equal to the average of the high and low prices of a Share reported for New York Stock Exchange Composite Transactions for the applicable date or, if there are no such reported trades for such date, for the last previous date for which trades were reported.

8.   Payment of Share Deferrals.

     Except as otherwise provided in this Section 8 or Section 9, the balance credited to the Share Unit Account of an Outside Director shall be payable to the Outside Director in 10 annual installments commencing as of the Distribution Date and continuing on each annual anniversary thereof. Notwithstanding the foregoing, an Outside Director may elect, by filing a notice with the Committee at least one year prior to the Distribution Date, to change the number of payments to a single payment or to any number of annual payments not in excess of ten. Each such payment shall be made in whole Shares, the number of which shall be determined by rounding to the next lower integer the product obtained by multiplying the number of Share Units then credited to the Outside Director's Share Unit Account by a fraction, the numerator of which is one and the denominator of which is the number of remaining payments to be made, including such payment. The Fair Market Value of any fractional Share remaining after all distributions have been made to the Outside Director pursuant to this Section 8 shall be paid to the Outside Director in cash.

     Notwithstanding the foregoing, the Committee, in its sole discretion, may distribute all of an Outside Director's Share Unit Account to such Outside Director (or former Outside Director) in a lump sum as of any date or, if requested by an Outside Director who has elected to receive a lump sum, the Committee in its sole discretion, may distribute all of an Outside Director's Share Unit Account to such Outside Director (or former Outside Director) in installments satisfying the preceding paragraph as requested by the Outside Director (or former Outside Director).

9.   Payment of Share Deferrals in the Event of Death.

     If an Outside Director dies before payment of his or her Share Unit Account commences, all amounts then credited to his or her Share Unit Account shall be distributed to his or her Beneficiary (as described below), as soon as practicable after his or her death in a lump sum. If an Outside Director dies after payment of his or her Share Unit Account has commenced but before the entire balance of such account has been distributed, the remaining balance thereof shall be distributed to his or her Beneficiary, as soon as practicable after his or her death, in a lump sum. Any such amounts shall be distributed in whole Shares determined in accordance with Section 8, and the Fair Market Value of any fractional Share shall be distributed in cash. For purposes of the Plan, the Outside Director's "Beneficiary" is the person or persons the Outside Director designates, which designation shall be in writing, signed by the Outside Director and filed with the Committee prior to the Outside Director's death. A Beneficiary designation shall be effective when filed with the Committee in accordance with the preceding sentence. If more than one Beneficiary has been designated, the balance in the Outside Director's Share Unit Account shall be distributed to each such Beneficiary per capita (with cash distributed in lieu of any fractional Share). In the absence of a Beneficiary designation or if no Beneficiary survives the Outside Director, the Beneficiary shall be the Outside Director's estate.

10. Amendment, Suspension or Termination of the Plan in Whole or in Part.

     (a)  Except as provided in subsections (b) - (c) of this
Section 10, the Compensation Committee of the Board may amend, suspend or terminate the Plan in whole or in part at any time.

     (b) No amendment, suspension or termination shall, without a Recipient's consent, affect adversely such Recipient's rights with respect to Shares which have been granted to him.

     (c) The provisions in the Plan shall not be amended more than once every six months, except as permitted by Rule 16b-3 (c)
(2) (ii) (B) promulgated under the Securities Exchange Act of
1934, as amended, or any successor thereto.

11.  Continuation of Benefits.

     Absent express provision to the contrary, upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, the Plan shall terminate.

12.  Governing Law.

     This Plan, shall be governed by, and construed in accordance with, the laws of the State of Illinois. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.